FS Investment Corporation 8-K

Exhibit 10.1

AMENDMENT NO. 1, dated as of February 15, 2012 (this “Amendment”), between FS Investment Corporation (the “Seller”) and Locust Street Funding LLC (the “Issuer”), to the Asset Transfer Agreement, dated as of July 20, 2011 (the “Asset Transfer Agreement”), between the Seller and the Issuer.

WHEREAS, the Seller and the Issuer desire to enter into this Amendment to effect certain amendments to the Asset Transfer Agreement as set forth herein;

WHEREAS, pursuant to Section 16 of the Asset Transfer Agreement, the Seller and the Issuer may amend or modify the Asset Transfer Agreement by an instrument in writing signed by the Seller and the Issuer;

WHEREAS, pursuant to Section 7.10(xi) of the Indenture, dated as of July 21, 2011 (as amended, supplemented and modified from time to time, the “Indenture”), between the Issuer and Citibank, N.A., as trustee, with the consent of not less than a Majority of the Controlling Class, the Issuer may amend the Asset Transfer Agreement; and

WHEREAS, the Seller and the Issuer desire to amend the Asset Transfer Agreement in accordance with the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows for the benefit of each other:

PART I

Definitions

PART 1.1   Defined Terms.  Terms for which meanings are provided in the Asset Transfer Agreement or the Indenture are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

PART II

Amendments to Asset Transfer Agreement

PART 2.1   Amendments to Section 1(a).  The proviso at the end of Section 1(a) of the Asset Transfer Agreement is hereby deleted and replaced with the following:

“; provided, that if such Transfer Date occurs on (i) the Closing Date, the purchase price for the applicable Sold Assets shall only consist of the issuance to the Seller by the Issuer of limited liability company interests in the Issuer, and (ii) any Transfer Date on or after the Amendment Date relating to the delivery of Collateral Obligations to the Trustee as set forth in the last sentence of Section 3.2(c)(i) of the Indenture, the consideration received by the Seller for the applicable Sold Assets shall consist of an increase in the value of the Seller’s limited liability company interests in the Issuer as well as any benefit derived in connection with the increase in the aggregate outstanding principal amount of the Class A Notes following the Amendment Date.”

PART 2.2   Amendment to Section 4.  Section 4 of the Asset Transfer Agreement is hereby amended by adding the following new clause at the end of Section 4:

“(g)           Solvency.  Immediately prior to each transfer on any Transfer Date on or after the Amendment Date, the Issuer is able to pay its debts as they come due and the Issuer’s assets at a fair valuation exceeds its liabilities.”

PART III

Miscellaneous

PART 3.1.   GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

PART 3.2.   Ratification of Asset Transfer Agreement; Amendment Part of Asset Transfer Agreement.  Except as expressly amended hereby, the Asset Transfer Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Amendment shall form a part of the Asset Transfer Agreement for all purposes.

PART 3.3.   Counterparts.  The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement.  Delivery by facsimile or other electronic means of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

PART 3.4.   Execution, Delivery and Validity.  The Seller represents and warrants to the Issuer that this Amendment has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.  The Issuer represents and warrants to the Seller that this Amendment has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

PART 3.6.    Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

FS INVESTMENT CORPORATION,
as Seller

By:	/s/Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Executive Vice President

LOCUST STREET FUNDING LLC,
as Issuer

By:	/s/Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Executive Vice President

As consented to by:

JPMORGAN CHASE BANK, N.A.,
as Majority of the Controlling Class

By:	/s/ Louis J. Cerrotta
Name:	Louis J. Cerrotta
Title:	Executive Director